Exhibit 15.1

Harney Westwood & Riegels LLP 5th Floor 5 New Street Square London EC4A 3BF Tel: +44 (0) 20 7842 6080 Fax: +44 (0) 20 7353 0487 www.harneys.com

8 March 2011	Your Ref

Our Ref 039181.0016.RAG

Doc ID 170190_1

ReneSola Ltd.

Craigmuir Chambers

PO Box 71

Road Town

Tortola

British Virgin Islands

Dear Sirs

Annual Report on Form 20-F

We hereby consent to the filing of this letter as an exhibit to the Company’s annual report on Form 20-F for the year ended December 31, 2010 with the U.S. Securities and Exchange Commission, and to the reference therein to our firm under the headings “Item 10.E — Additional Information — Taxation” and “16G. — Corporate Governance” in the annual report.

Yours faithfully

/s/ Harney Westwood & Riegels LLP

HARNEY WESTWOOD & RIEGELS LLP

Harney Westwood & Riegels LLP is a limited liability partnership registered in England & Wales

Reg. No. OC302285 VAT No. 795563084

A list of partners is available for inspection at our offices.

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